Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of February 4, 2011, among Vitesse Semiconductor Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties (as defined below), and Whitebox VSC Ltd., a British Virgin Islands business company (the “Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement dated as of August 23, 2007, as amended by that First Amendment to Loan Agreement, dated as of October 16, 2009 (the “First Amendment”; such Loan Agreement as amended by the First Amendment, the “Existing Loan Agreement”), and as further amended hereby, by and among the lenders from time to time signatory thereto (collectively the “Lenders” and individually each a “Lender”), the Borrower, and the Agent, as one of the Lenders and as agent for the Lenders (the “Loan Agreement”).

RECITALS

WHEREAS, the Borrower desires to make certain amendments to the Loan Agreement as set forth herein, and pursuant to Section 9.1 of the Loan Agreement such amendments may only be made with the written consent of the Required Lenders.

WHEREAS, the Required Lenders hereby consent to such amendments as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments to the Loan Agreement.

(a)                                  The Table of “Exhibits and Schedules” shall be amended by replacing the table in its entirety with the following:

EXHIBITS AND SCHEDULES
Exhibit A	[Reserved]
Exhibit B	Form of Opinion of Counsel
Exhibit C	Form of Assignment Agreement
Exhibit D	Form of Letters of Consent
Exhibit E	Form of Term A Note
Exhibit F	Form of Term B Note
Exhibit G	Form of Repurchase Event Purchase Notice
Exhibit H	Form of Conversion Notice
Exhibit I	Form of Fundamental Change Conversion Notice

Schedule 1.1	Term Loan Commitment Amounts
Schedule 3.1	Locations of Collateral
Schedule 4.3	Conflicts and Defaults
Schedule 4.5	Existing Litigation
Schedule 4.6	Environmental Disclosures
Schedule 4.8	Lease Defaults
Schedule 4.9	Taxes
Schedule 4.11	Burdensome Restrictions
Schedule 4.16	Subsidiaries
Schedule 6.2	Permitted Dispositions
Schedule 6.11	Investments
Schedule 6.12	Existing Indebtedness
Schedule 6.13	Existing Liens
Schedule 6.14	Existing Contingent Liabilities

(b)                                 Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order:

“2.6(a)(ii) Prepayment Date”:  As defined in Section 2.6(a)(iv).

“2.6(b) Prepayment Date”:  As defined in Section 2.6(b).

“Additional Shares” As defined in Section 11.2(c)(iii).

“Applicable Stock Price”:  As defined in Section 10.12(e).

“Board of Directors”:  Either the board of directors of the Borrower or any committee of that board empowered to act for it with respect to this Loan Agreement.

“Board Resolution”:  A resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Borrower to be in full force and effect on the date of such certification, shall have been delivered to the Agent.

“Cash-Only Settlement Amount” has the meaning specified in Section 10.12(e).

“Cash Settlement Averaging Period” has the meaning specified in Section 10.12.

“Closing Sale Price”:  The closing sale price of any share of Common Stock on any Trading Day (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated.  In the absence of such a quotation, the Borrower shall determine the Closing Sale Price on the basis it considers appropriate.

“Collateral Documents”:  The Security Documents.

“Conversion Agent”:  Any Person authorized by the Borrower to convert Term B Loans in accordance with Article X.

“Conversion Price”:  As defined in Section 10.1.

“Conversion Retraction Period”:  As defined in Section 10.12(c).

“corporation”:  means corporations, associations, limited liability companies, companies and business associations.

“Current Market Price”:  As defined in Section 10.4(g).

“Determination Date”:  As defined in Section 10.12(d).

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Existing Term Loans”:  The Term Loans (as defined in the Existing Loan Agreement) outstanding under the First Amended Loan Agreement immediately prior to the effectiveness of the Second Amendment.

“Existing Term Notes”:  The Term Notes outstanding immediately prior to the effectiveness of the Second Amendment, evidencing obligations of the Borrower to repay the Existing Term Loans.

“Expiration Time”:  As defined in Section 10.4(f).

“fair market value”:  As defined in Section 10.4(g).

“First Amended Loan Agreement”:  This Agreement as amended by the First Amendment and as may have been further amended, supplemented or modified prior to the date hereof.

“Fundamental Change”:  Any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that is (i) listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange or (ii) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“Fundamental Change Conversion” As defined in Section 10.2.

“Make-Whole Premium”:  As defined in Section 11.2(b).

“Make-Whole Table”:  As defined in Section 11.2(c)(iii).

“Merger Amendment”:  As defined in Section 10.11(c).

“Nasdaq National Market”:  The National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

“Optional Prepayment Fee”:  As defined in Section 2.6(a)(v).

“Place of Conversion”:  Any city in which any Conversion Agent is located.

“Prepayment Event Notice”:  As defined in Section 2.6(b)(i)(A).

“Purchased Shares”:  As defined in Section 10.4(f).

“Record Date”:  As defined in Section 10.4(g).

“Reference Dealer”:  A dealer engaged in the trading of convertible securities.

“Reference Period”:  As defined in Section 10.4(d).

“Repurchase Date”: As defined in Section 12.1(a).

“Repurchase Event”:  As defined in Section 12.1(a).

“Repurchase Event Notice”:  As defined in Section 12.3.

“Repurchase Event Purchase Notice”:  As defined in Section 12.3.

“Repurchase Price”:  As defined in Section 12.1(a).

“Repurchase Right”:  As defined in Section 12.1(a).

“Required Term A Lenders”:  As defined in Section 7.2.

“Securities Act”:  the Securities Act of 1933, as amended.

“Second Amendment”:  The Second Amendment to Loan Agreement dated as of February 4, 2011.

“Second Amendment Effective Date”:  February 4, 2011.

“Stock Price”:  As defined in Section 11.2(c).

“Stock Price Cap”  As defined in Section 11.2(b).

“Stock Price Threshold”  As defined in Section 11.2(b).

“Term A Lender”:  a Lender with outstanding Term A Loans.

“Term B Lender”:  a Lender with outstanding Term B Loans.

“Term A Loan”  Each Existing Term Loan that is not converted to a Term B Loan pursuant to Section 2.1(c) on the Second Amendment Effective Date.

“Term B Loan”  Each Existing Term Loan that is converted to a Term B Loan pursuant to Section 2.1(c) on the Second Amendment Effective Date.

“Term A Loan Maturity Date”:  February 4, 2014.

“Term B Loan Maturity Date”:  October 30, 2014.

“Term A Loan Percentage”: With respect to the Term A Lenders the percentage equivalent of a fraction, the numerator of which is the principal amount of the then outstanding Term A Loans and the denominator of which is the sum of the then outstanding Term Loans.

“Term B Loan Percentage”:  With respect to the Term B Lenders the percentage equivalent of a fraction, the numerator of which is the principal amount of the then outstanding Term B Loans and the denominator of which is the sum of the then outstanding Term Loans.

“Term A Notes”:  The promissory notes of the Borrower, in the form of Exhibit E hereto, evidencing the obligation of the Borrower to repay the Term A Loans (as the same may be amended, restated or otherwise modified from time to time).

“Term B Notes”:  The promissory notes of the Borrower, in the form of Exhibit F hereto, evidencing the obligation of the Borrower to repay the Term B Loans (as the same may be amended, restated or otherwise modified from time to time).

“Term A Prepayment Date”:  As defined in Section 2.6(a)(i).

“Term B Prepayment Date”:  As defined in Section 2.6(a)(ii).

“Trading Day”:

(1)                                  if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business;

(2)                                  if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

(3)                                  if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of a security on any date of determination means:

(1)                                  the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular day) on the New York Stock Exchange on such date;

(2)                                  if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(3)                                  if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

(4)                                  if such security is not so reported, the last price quoted by Interactive Data Corporation for such security or, if Interactive

Data Corporation is not quoting such price, a similar quotation service selected by the Borrower;

(5)                                  if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least two dealers recognized as market-makers for such security; or

(6)                                  if such security is not so quoted, the average of the last bid and ask prices for such security from a Reference Dealer.

“Transfer Agent”:  means any Person, which may be the Borrower, authorized by the Borrower to exchange or register the transfer of the Term B Loans.

“Trigger Event”:  As defined in Section 10.4(d).

(c)                                  Section 1.1 of the Loan Agreement is hereby amended by deleting the existing definition of the following terms and replacing them with the following:

“Asset Sale”:  The sale by the Borrower or any of its Subsidiaries to any Person (other than a sale between any Borrower and any Subsidiary) of (i) any of the Equity Interests of any of the Borrower’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries or (iii) any other assets (whether tangible or intangible) of any Borrower or any of its Subsidiaries to the extent that the aggregate value of all such assets sold exceeds $1,000,000 in any one fiscal year (but only to such extent).

“Business Day”:  When used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close; otherwise any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are permitted to be open in New York, New York.

“Common Stock”:  Any stock of any class of the Borrower which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Borrower and which is not subject to redemption by the Borrower.  However, subject to the provisions of Section 10.11, shares issuable on conversion of Term B Loans shall include only shares of the class designated as Common Stock, par value $0.01 per share, of the Borrower at the Second Amendment Effective Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Borrower and which are not subject to redemption by the Borrower; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Effective Rate”:  With respect to the Term A Loans, 10.50% per annum, and with respect to the Term B Loans, 8.00% per annum.

“Immediately Available Funds”:  With respect to interest payments on the Term Loans, cash; with respect to all other payments, funds with good value on the day and in the city in which payment is received.

“Loan Documents”:  This Agreement, the Term Notes and the Security Documents, in each case as amended, supplemented or otherwise modified from time to time.

“Maturity Date”:  In the case of a Term A Loan, the Term A Loan Maturity Date, and in the case of a Term B Loan, the Term B Loan Maturity Date, as applicable.

“Restricted Payments”:  With respect to the Borrower and its Subsidiaries, collectively, all dividends (other than dividends from any wholly-owned subsidiary to another wholly-owned subsidiary of the Borrower) or other distributions with respect to the Equity Interests of such Borrower or Subsidiary of any nature (cash, Equity Interests other than common stock, assets or otherwise), and all payments on any class of Equity Interests (including warrants, options or rights therefor) issued by the Borrower or such Subsidiary, whether such Equity Interests are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

“Term Loan Commitment”:  With respect to a Term A Lender, the commitment of such Lender to provide Term A Loans to the Borrower, with respect to a Term B Lender, the commitment of such Lender to provide Term B Loans to the Borrower.

“Term Loan Percentage”:  (a) With respect to any Lender and the Term A Loans, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Term A Loans of such Lender and the denominator of which is the sum of the Term A Loans of all the Lenders and (b) with respect to any Lender and the Term B Loans, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Term B Loans of such Lender and the denominator of which is the sum of the Term B Loans of all the Lenders.

“Term Loans”:  The Term A Loans, and the Term B Loans.  “Term Loan” refers to a Term A Loan or a Term B Loan, as applicable.

“Term Notes”:  The Term A Notes and Term B Notes.  “Term Note” refers to a Term A Note or a Term B Note, as applicable.

(d)                                 Section 1.1 shall be further amended by deleting the definition of “Interest Period” and “Libor Rate”.

(e)                                  Section 2.1 is amended to add the following:

(i)                                     Term Loan Conversion.

(A)                              Effective as of the Second Amendment Effective Date, one half of the Existing Term Loans shall be deemed converted into, and from and after the Second Amendment Effective Date, remain outstanding under this Agreement as Term A Loans and such Term A Loans shall, for the avoidance of doubt, have an aggregate initial principal amount of $9,341,806.99, as of the Second Amendment Effective Date.  The Term A Loans, together with accrued and unpaid interest thereon, shall become due and payable on the Term A Loan Maturity Date.

(B)                                Effective as of the Second Amendment Effective Date, the Existing Term Loans not converted into Term A Loans pursuant to Section 2.1(c)(i), shall be deemed converted into, and from and after the Second Amendment Effective Date, remain outstanding under this Agreement as Term B Loans and such Term B Loans shall, for the avoidance of doubt, have an initial aggregate principal amount of $9,341,806.99, as of the Second Amendment Effective Date.  The Term B Loans, together with accrued and unpaid interest thereon, shall become due and payable on the Term B Loan Maturity Date.

(f)                                    Section 2.3 of the Loan Agreement is hereby amended by replacing the Section in its entirety with the following:

Notes.  The respective Term A Loans of each Lender, shall be evidenced by a Term A Note, payable to the order of such Lender in the principal amount equal to the amount of such Term A Loans held by such Lender.  The respective Term B Loans of each Lender, shall be evidenced by a Term B Note, payable to the order of such Lender in the principal amount equal to the amount of such Term B Loans held by such Lender.  Upon the Second Amendment Effective Date, the Lenders shall deliver to the Agent for cancellation their Existing Term Notes.  Each Lender’s Existing Term Notes shall be replaced by Term Notes evidencing the Term Loans held by such Lender immediately after the Second Amendment Effective Date.  Each Lender shall enter in its ledgers and records the amount of its Term A Loans and Term B Loans and the payments made thereon, and each Lender is authorized by the Borrower to enter on a schedule attached to its respective Term Notes, a record of the Term Loans evidenced thereby and payments made thereon; provided, however, that the failure by any Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Term Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Term Notes shall be the aggregate amount of all Term A Loans and Term B Loans made by the Lenders less all payments of principal in respect thereof made by the Borrower.

(g)                                 Section 2.4(a) is amended to read in its entirety as follows:

Subject to paragraphs (b) and (c) below, the Term Loans shall bear interest on the unpaid principal amount thereof at the Effective Rate applicable to such Term Loans.

(h)                                 Section 2.6(a) is hereby amended by replacing it in its entirety with the following:

(i)                                     Until six-months after the Second Amendment Effective Date (the “Term A Prepayment Date”) the Borrower may prepay outstanding Term A Loans, in whole or from time to time in part, by paying to the Agent for disbursement to the applicable Lenders an amount equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon; provided that Borrower may not prepay any of the Term A Loans after the Term A Prepayment Date.

(ii)                                  On or after October 30, 2011 (the “Term B Prepayment Date”), the Borrower may prepay outstanding Term B Loans, in whole or from time to time in part, by paying to the Agent for disbursement to the applicable Lenders an amount equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon, but only if the closing sale price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending on the day prior to the date notice of prepayment is given; provided that no such prepayment shall be made prior to the Term B Prepayment Date.  The Borrower may not prepay or provide notice of prepayment of the Term B Loans pursuant to this Section 2.6(a)(ii) on any date that is (a) subsequent to the execution of any agreement that is reasonably likely to result in a Fundamental Change and (b) prior to 45 days after the occurrence of a Fundamental Change resulting from such agreement or the cancellation of such agreement.

(iii)          All prepayments under Section 2.6(a)(i) shall require three (3) Business Days’ prior written notice to the Agent.  All prepayments under Section 2.6(a)(ii) shall be made in accordance with clause (iv) hereof and require not less than twenty (20) Business Days’ and not more than sixty (60) Business Days’ prior written notice to the Agent. Any written notice by the Borrower of its election to prepay under either Section 2.6(a)(i) or (ii) shall be irrevocable. Each partial prepayment shall be in a minimum aggregate amount for all the Lenders of $100,000 or an integral multiple thereof. Amounts prepaid on any Term Loan under this Section 2.6(a) shall be for the account of each Lender in proportion to its respective Term Loan Percentage.

(iv)          Any notice of prepayment made under Section 2.6(a)(ii) shall state: (A) such intended prepayment date (the “2.6(a)(ii) Prepayment Date”); (B) the aggregate principal amount of Term B Loans being prepaid, plus any interest accrued and unpaid to, but excluding, the 2.6(a)(ii) Prepayment Date, if any; (C) if fewer than all Term B Loans are to be prepaid, the aggregate principal amount of Term B Loans which will be outstanding after such partial prepayment, (D) that on the 2.6(a)(ii) Prepayment Date the aggregate principal amount and interest accrued and unpaid to, but excluding the 2.6(a)(ii) Prepayment Date will become due and payable upon each such Term B Loan to be prepaid, and that interest thereon shall cease to accrue on and after such date, (E) the Conversion Price, the date on which the right to convert the principal of the Term B Loans to be prepaid will terminate, whether the Borrower has elected to settle its obligation upon conversion in cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock only (and in the event that the Borrower has elected to settle all or a portion of its conversion obligation in cash, the date on which the Cash Settlement Averaging Period will begin) and the places where the Term B Notes may be surrendered for conversion, and (F) the place or places where the Term B Notes evidencing the Term B Loans to be prepaid shall be surrendered for cancellation upon payment of the outstanding principal, accrued and unpaid interest of such Term B Loans.  Any 2.6(a)(iii) notice of prepayment at the election of the Borrower shall be given by the Borrower or, at the Borrower’s request, by the Agent in the name of and at the expense of the Borrower.

(v)           The Borrower shall pay the Lenders holding Term A Loans, in accordance with their respective Term Loan Percentage in respect of Term A Loans, a non-refundable prepayment fee on each prepayment made pursuant to Section 2.6(a)(i)  that is equal to one percent (1%) of the aggregate amount of principal prepaid (the “Optional

Prepayment Fee”).  The Optional Prepayment Fee shall be paid concurrently with each prepayment paid pursuant to Section 2.6(a)(i).

(i)            Section 2.6(b) is hereby amended as follows:

(i)            Subsection i. thereof is hereby amended to read in its entirety as follows:

(A)          If a Prepayment Event occurs on or prior to the Term A Prepayment Date and the net proceeds realized from such Prepayment Event are less than or equal to the then outstanding principal balance of the Term A Loans, the Borrower shall immediately give notice thereof to the Agent (a “Prepayment Event Notice”) and pay to the Agent for the ratable benefit of the Term A Lenders the net proceeds realized from such Prepayment Event three (3) Business Days after the date on which such Prepayment Event Notice is given.

(B)           If a Prepayment Event occurs on or prior to the Term A Prepayment Date and the net proceeds realized from such Prepayment Event are greater than the then outstanding principal balance of the Term A Loans, the Borrower shall immediately give a Prepayment Event Notice thereof to the Agent and pay to the Agent for the ratable benefit of the Term A Lenders the portion of the net proceeds realized by such Prepayment Event up to the then outstanding principal balance of the Term A Loans three (3) Business Days after the date on which such notice is given.  The remainder of the net proceeds shall be paid to the Agent for the ratable benefit of the Term B Lenders (other than Term B Lenders electing to convert or waiving prepayment) twenty (20) Business Days after the date on which notice is given and otherwise in accordance with Section 2.6(b)(i)(C) below, unless the Term B Lenders entitled thereto shall waive such requirement in writing.

(C)           If a Prepayment Event occurs at anytime after the Term A Prepayment Date, the Borrower shall immediately give a Prepayment Event Notice thereof to the Agent and pay to the Agent for the ratable benefit of the Lenders (other than Term B Lenders electing to convert or waiving such prepayment) the net proceeds realized from such Prepayment Event twenty (20) Business Days after the date on which notice is given, unless the Lenders entitled to such prepayment shall waive such requirement in writing.  Notwithstanding anything herein to the contrary, any such prepayments shall be applied to the Term Loans (except Term B Loans as to which a notice of conversion is given pursuant to Section 10.2(a) or the Term B Lenders waiving such prepayment) in accordance with their respective principal amounts.  Any Prepayment Event Notice (except for a notice under Section 2.6(b)(i)(A) which shall only require the information in (A) and (B) below) shall state: (A) the prepayment date or dates (if Section 2.6(b)(i)(B) applies); (B) the aggregate amount available to prepay Term A Loans and, if applicable, Term B Loans; (C) the Conversion Price, the date on which the right to convert the principal of the Term B Loans to be prepaid will terminate, whether the Borrower has elected to settle its obligation upon conversion in cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock only (and in the event that the Borrower has elected to settle all or a portion of its conversion obligation in cash, the date on which the Cash Settlement Averaging Period will begin) and the places where the Term B Notes may be surrendered for conversion.  Any Prepayment Event Notice pursuant to this Section 2.6(b) at the election of the Borrower shall be given by the Borrower or, at the Borrower’s request, by the Agent in the name of and at the expense of the Borrower. If Borrower shall provide a Prepayment Event Notice pursuant to this Section 2.6(b) on any date that is (a) subsequent to the execution of any agreement that is reasonably likely to result in a Fundamental Change and (b) prior to 45 days after the occurrence of a Fundamental Change resulting from such agreement or the cancellation of such agreement, the Term B Lenders shall be entitled to Additional Shares upon exercise of any conversion right hereunder as if such Prepayment Event Notice had been given in connection with a Fundamental Change (provided that such Fundamental Change has occurred).

(ii)           The last sentence of subsection ii. thereof is hereby amended to read in its entirety as follows:

Any such prepayments shall be applied to the Term Loans in accordance with their respective principal amounts.

(j)                                     Article 2 is hereby amended by adding the following as Section 2.12

Cancellation.  All Term Notes surrendered for payment, prepayment, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Agent, be delivered to the Agent.  All Term Notes so delivered shall be canceled promptly by the Agent, and no Term Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Agent shall destroy canceled Term Notes and, after such destruction, shall deliver a certificate of such destruction to the Borrower.  If the Borrower shall acquire any of the Term Notes, such acquisition shall not operate as a prepayment or satisfaction of the indebtedness represented by such Term Notes unless the same are delivered to the Agent for cancellation.

(k)           Article V is hereby amended by adding the following:

Section 5.13           Covenant to Obtain Shareholder Approval.

The Borrower shall not enter into any transaction, or take any other action, that will require additional adjustment to the shares issuable upon conversion (including shares issuable pursuant to Section 11.2) such that the Borrower would require shareholder approval to authorize additional shares without having obtained prior stockholder approval of such increase.  In addition, the Borrower will not make any election to pay converting Term B Lenders in stock in connection with a conversion between a notice of prepayment under Section 2.6(a)(ii) and Term B Prepayment Date or during a period in which a Term B Lender can elect to use a Fundamental Change Conversion unless such election provides for available authorized shares sufficient to satisfy the conversion of each and every Term B Lender electing to convert during such time period, assuming all Term B Lenders convert all Term B Loans during such a period.

(l)            Section 7.1 is hereby amended by adding the following:

(p) The Borrower fails to deliver Common Stock, cash or a combination of the foregoing, as required pursuant to Article X or Article XI upon the conversion of the Term B Notes, and such failure continues for 5 days following the scheduled settlement date for such conversion.

(q) The Borrower fails to provide notice of the anticipated or actual effective date of a Fundamental Change or distribution pursuant to Section 12.3 or 12.4, in each case, on a timely basis as required under this Agreement.

(m)          Section 7.2 is hereby amended by replacing it in its entirety with the following:

Remedies. If (a) any Event of Default described in Sections 7.1(e), (f) or (g) shall occur with respect to the Borrower, the Term Notes and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Required Lenders, the Agent shall declare the outstanding unpaid principal balance of the Term Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable.  Notwithstanding the foregoing, in the case of any Event of Default under Section 7.1(l) that also constitutes a Fundamental Change and if (and only if) no other Event of Default then has occurred and is continuing, (i) the Agent shall declare the outstanding unpaid principal balance of the Term A Notes, the accrued and unpaid interest thereon and all other Obligations (other than Term B Notes and Term B Loans and accrued and unpaid interest thereon) to be forthwith due and payable, upon receipt by the Agent of a request in writing from Term A Lenders holding at least 51% of the aggregate unpaid principal amount of the Term A Notes, excluding Term A Notes held by Defaulting Lenders (the “Required Term A Lenders”), and (ii) the Agent shall declare the outstanding unpaid principal balance of the Term B Notes, and the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, upon receipt (and only upon such receipt) by the Agent of both the request under clause (i) and a request in writing from the Required Lenders.   Upon any such declaration by the Agent, the relevant Term Notes, all accrued and unpaid interest thereon and all other Obligations declared due and payable shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Term Notes to the contrary notwithstanding.  Upon the occurrence of any of the events described in clause (a) of the first sentence of this Section 7.2, or upon the occurrence of any of the events described in clause (b) of such sentence or clause (i) of the second sentence of this Section 7.2, when so requested by the Required Lenders or the Required Term A Lenders (in the case of clause (i) of the second sentence), the Agent may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

(n)           Section 8.10 is hereby amended by replacing it in its entirety with the following:

Payments and Collections. All funds received by the Agent in respect of any payments made by the Borrower on the Term Notes shall be distributed forthwith by the Agent to the Term A Lenders and the Term B Lenders, respectively, pro rata based on the Term A Loan Percentage and the Term B Loan Percentage as applicable, and further among the Term A Lenders according with their applicable Term Loan Percentage and to the Term B Lenders in accordance with their applicable Term Loan Percentage, in like currency and funds as received. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Lender that has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Lender in the proportion that the costs incurred by the Agent or such Lender bear to the total of all such costs incurred by the Agent and all Lenders; (b) next to the Agent for the account of the Lenders for payment of accrued and unpaid interest on the Term Loans pro rata based on the amounts owed to them; (c) next to the Agent for the account of the Term A Lenders and the Term B Lenders, respectively, for the payment of principal on the Term A Loans and Term B Loans, respectively, pro rata based on the Term A Loan Percentage and the Term B Loan Percentage as applicable, and further among the Term A Lenders according with their applicable Term Loan Percentage for application on the Term A Notes and to the Term B Lenders in accordance with their applicable Term Loan Percentage for application on the Term B Notes; and (d) last to the Agent for the account of the Lenders (in accordance with the respective amounts owed to them) for any unpaid fees or other Obligations owing by the Borrower hereunder.

(o)           Section 8.11 is hereby amended by replacing it in its entirety with the following:

Sharing of Payments. If any Lender shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement or the Term Notes in excess of such Lender’s share thereof as determined under this Agreement, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the applicable class of Term Loans or Term Notes or other Obligations for which such payment was received as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Lenders holding Term Loans and Term Notes of the class, or holding such other Obligations, for which such excess payments were received; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Lender agrees to exercise any and all rights of setoff, counterclaim or banker’s lien first fully against any Term Notes and participations therein held by such Lender (ratably between Term A Notes and Term B Notes), next to any other Obligations of the Borrower to such Lender arising under or pursuant to this Agreement and to any participations held by such Lender in Obligations of the Borrower arising under or pursuant to this Agreement, and only then to any other Indebtedness of the Borrower to such Lender.

(p)           Section 9.1 is hereby modified by adding the following after the semicolon in clause (e):

(f) except as permitted by Section 10.11, adversely affect the Repurchase Right or the right to convert any Term B Loan in Article X;

(g) modify the provisions in Article XI in a manner adverse to the holders of Term B Loans; and

Section of 9.1(f) of the Existing Loan Agreement shall be renumbered as Section 9.1(h) of the Second Amended Loan Agreement.

(q)           The Loan Agreement is hereby amended by adding a new Article X thereto to read in its entirety as follows:

ARTICLE X

CONVERSION OF TERM B LOANS

Section 10.1           Conversion Right and Conversion Price.

(a)            Subject to and upon compliance with the provisions of this Article and at any time prior to the Term B Loan Maturity Date, at the option of any Term B Lenders, the Term B Loan of such Lender or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock (such shares of Common Stock to meet the conditions set forth in Section 10.14), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.  Such conversion right shall expire at the close of business on the Business Day immediately preceding October 30, 2014.  Additional consideration may be due upon conversion as required herein.

(b)           In case a notice of prepayment is issued for a Term B Lender’s Term B Loans or portion thereof pursuant to Section 2.6(a)(ii) or (b), such conversion right in respect of the Term B Loan or the portion so called, shall expire at the close of business on the second Business Day preceding the date of prepayment, unless the Borrower defaults in making the payment due on the prepayment date; provided, that in no event shall the Term B Lenders have less than 20 Business Days from the receipt of a notice of prepayment to exercise its conversion right in respect of the Term B Loans or the portion thereof being prepaid.

(c)            In the event of a Fundamental Change, each Term B Lender’s right to convert through a Fundamental Change Conversion shall expire at the close of business on the Business Day immediately preceding the Repurchase Date, unless the Borrower defaults in making the payment due on the Repurchase Date; provided, that in no event shall the Term B Lenders have less than 20 Business Days from the receipt of a notice of a Fundamental Change to exercise its conversion right via a Fundamental Change Conversion.

(d)           The price at which shares of Common Stock shall be delivered upon conversion (the “Conversion Price”) shall be initially equal to $4.95 per share of Common Stock.  The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (1) of Section 10.4.  Additional shares may also be deliverable upon conversion as required under Article XI of the Loan Agreement.

Section 10.2           Exercise of Conversion Right.

(a)            To exercise the conversion right, the Term B Lender holding any Term B Loan to be converted shall surrender the related Term B Note duly endorsed or assigned to the Borrower or in blank, at the office of any Conversion Agent, accompanied by a duly signed Conversion Notice substantially in the form attached hereto as Exhibit H, to the Borrower, with a copy to the Agent, stating that the Term B Lender elects to convert such Term B Loan or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

(b)           In the event of a Fundamental Change, Term B Lenders will have the right to elect to convert and receive Additional Shares as per Section 11.2 (a “Fundamental Change Conversion”) from the date of the Repurchase Event Notice through the Repurchase Date.  To exercise the conversion right in the event of a Fundamental Change and receive Additional Shares pursuant to Section 11.2, the Term B Lender holding any Term B Loan  to be converted shall surrender the corresponding Term B Note duly endorsed or assigned to the Borrower or in blank, at the office of any Conversion Agent, accompanied by a duly signed Fundamental Change Conversion Notice substantially in the form attached hereto as Exhibit I, to the Borrower, with a copy to the Agent, stating that the Lender elects to convert such Term B Loan  or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

(c)            Term B Loans shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Term B Notes for conversion in accordance with the provisions of this Article X, and at such time the rights of the Term B Lender of such Term B Loans as Term B Lenders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time.  As promptly as practicable on or after the conversion date, the Borrower shall cause to be issued and delivered to such Conversion Agent a stock certificate or stock certificates representing the number of full shares of Common Stock issuable upon conversion of such Term B Loans, together with payment in lieu of any fraction of a share as provided in Section 10.3.

(d)           In the case of any Term B Loan which is converted in part only, upon such conversion the Borrower shall execute and the Agent shall authenticate and deliver to the Term B Lender thereof, at the expense of the Borrower, a new Term B Note or Term B Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Term B Loan.

(e)            Notwithstanding the foregoing, a Term B Lender will only be entitled to exercise its conversion rights herein to the extent (and only to the extent) that the receipt of shares of Common Stock upon exercise of the conversion right would not cause such Term B Lender (including its Affiliates) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.99% of the shares of the Common Stock outstanding at such time.  Any purported delivery of shares of Common Stock upon exercise of this conversion right shall be void and have no effect to the extent (but only to the extent) that such delivery would result in such Term B Lender (including its Affiliates) becoming the beneficial owner of more than 9.99% of the shares of Common Stock outstanding at such time.  Notwithstanding anything to the contrary herein, no Term B Lender shall be entitled, with or without the consent of the Borrower, to waive the restrictions set forth in this Section 10.2.

(f)            The Borrower hereby initially appoints the Agent as the Conversion Agent.

Section 10.3           Fractions of Shares.  No fractional shares of Common Stock shall be issued upon conversion of any Term B Loan.  If more than one Term B Note shall be surrendered for conversion at one time by the same Term B Lender, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Term B Loans (or specified portions thereof) evidenced by the surrendered Term B Notes.  Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Term B Loan (or specified portions thereof), the Borrower shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to such fraction multiplied by the Trading Price of the Common Stock as of the last Trading Day preceding the date of conversion.

Section 10.4           Adjustment of Conversion Price.  The Conversion Price shall be subject to adjustment, calculated by the Borrower, from time to time as follows:

(a)            In case the Borrower shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(i)             the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the

Record Date (as defined in Section 10.4(g)) fixed for such determination; and

(ii)            the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date.  If any dividend or distribution of the type described in this Section 10.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b)           In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c)            In case the Borrower shall issue rights or warrants (other than any rights or warrants referred to in Section 10.4(d)) to all holders of its outstanding shares of Common Stock exercisable for not more than 60 days entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

(i)             the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

(ii)            the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

Notwithstanding the foregoing, in the event that the Borrower shall make a distribution subject to this Section 10.4(c) the Borrower may, in lieu of making any adjustment required pursuant to this Section 10.4(c), make proper provision so that each Term B Lender who converts such Term B Loan (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the securities such Term B Lender would have received had such Term B Lender converted such Term B Loan (or portion thereof) immediately prior to such Record Date.

(d)                                  In case the Borrower shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Borrower (other than any dividends or distributions to which Section 10.4(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 10.4(c), (ii) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 applies and (iii) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (i), (ii) and (iii) hereinafter in this Section 10.4(d) called the

“securities”), then, in each such case, subject to the second succeeding paragraph of this Section 10.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(i)                                      the numerator of which shall be the Current Market Price on such date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date); and

(ii)                                   the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date.  However, in the event that (x) the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date or (y) the Current Market Price on the Record Date exceeds the fair market value of such distribution by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Term B Lender shall have the right to receive upon conversion of a Term B Loan (or any portion thereof) the amount of securities such Term B Lender would have received had such Term B Lender converted such Term B Loan (or portion thereof) immediately prior to such Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 10.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Term B Lenders.

Notwithstanding the foregoing, in the event that the Borrower shall make a distribution subject to this Section 10.4(d) the Borrower may, in lieu of making any adjustment required pursuant to this Section 10.4(d), make proper provision so that each Term B Lender who converts such Term B Loan (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the securities such Term B Lender would have received had such Term B Lender converted such Term B Loan (or portion thereof) immediately prior to such Record Date.

Rights or warrants distributed by the Borrower to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Borrower’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(A)                              are deemed to be transferred with such shares of Common Stock;

(B)                                are not exercisable; and

(C)                                are also issued in respect of future issuances of Common Stock; shall be deemed not to have been distributed for purposes of this Section 10.4(d) (and no adjustment to the Conversion Price under this Section 10.4(d) will be required) until the occurrence of the earliest Trigger Event.  If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holders to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.4(d):

(1)                                in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holder thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)                                in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 10.4(d) and Sections 10.4(a), 10.4(b) and 10.4(c), any dividend or distribution to which this Section 10.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 10.4(c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10.4(c) applies (or any combination thereof), shall be deemed instead to be:

(a)                                     a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 10.4(a), 10.4(b) and 10.4(c) apply, respectively (and any Conversion Price reduction required by this Section 10.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

(b)                                    a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 10.4(a), 10.4(b) and 10.4(c) with respect to such dividend or distribution shall then be made), except:

(I)                                   the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 10.4(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 10.4(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 10.4(c); and

(II)                               any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e)                                   In case the Borrower shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 applies or as part of a distribution referred to in Section 10.4(d)), then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

(i)                                      the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such distribution and (y) the number of shares of Common Stock outstanding on the Record Date, and

(ii)                                   the denominator of which shall be equal to the Current Market Price on such date.

In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f)                                     In case a tender offer made by the Borrower or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

(i)                                      the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Borrower or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 10.4(f) has been made;

(ii)                                   the aggregate amount of any distributions to all holders of the Borrower’s Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.4(e) has been made; and exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(A)                                   the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

(B)                                     the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time.  In the event that the Borrower is obligated to purchase shares pursuant to any such tender offer, but the Borrower is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.  If the application of this Section 10.4(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.4(f).

(g)                                  For purposes of this Section 10.4, the following terms shall have the meanings indicated:

(i)                                      “Current Market Price” shall mean the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(A)                            the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(B)                              the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.4(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(C)                              the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Trading Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 10.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.  For purposes of this paragraph, the term “ex” date, when used:

(1)                                with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

(2)                                with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(3)                                with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(ii)                                   “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction which, in the absence of a current market for such transaction, shall be determined in good faith by the Board of Directors.

(iii)                                “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security ) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)                                  The Borrower may make such reductions in the Conversion Price, in addition to those required by Sections 10.4(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Borrower from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Borrower, which determination shall be conclusive and set forth in a Board Resolution; provided, however, that the Board of Directors shall not be permitted to reduce the Conversion Price pursuant to this sentence in such a manner that will violate NASD Rule 4350(i) or any similar or successor rule then in effect.  Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Borrower shall mail to the Agent and each Term B Lender at the address of such Term B Lender as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(i)                                      No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10.4(i) are not required to be made shall be carried forward and taken into account (i) in any subsequent adjustment; (ii) if and when the Borrower has given a notice of prepayment in respect of the Term B Loans pursuant to Section 2.6(a)(ii) or 2.6(b); or (iii) on the Maturity Date of the Term B Loans.  All calculations under this Article X shall be made by the Borrower and shall be made to the nearest cent or to the nearest one-100th of a share, as the case may be.  No adjustment need be made for a change in the par value or no par value of the Common Stock.

(j)                                      In any case in which this Section 10.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Borrower may defer until the occurrence of such event (i) issuing to the Term B Lender holding any Term B Loan converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Term B Lender any amount in cash in lieu of any fraction pursuant to Section 10.3.

(k)                                   For purposes of this Section 10.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Borrower but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Borrower will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Borrower.

(l)                                      If the distribution date for the rights provided in the Borrower’s rights agreement, if any, occurs prior to the date a Term B Loan  is converted, and the Term B Lender holding such Term B Loan after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion, then an adjustment shall be made to the Conversion Price pursuant to Section 10.4(b) as if the rights were being distributed to the holders of Common Stock immediately prior to such conversion.  If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

Section 10.5                                 Notice of Adjustments of Conversion Price.  Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.4(h) for which the notice required by such paragraph has been provided), the Borrower shall promptly file with the Agent and any Conversion Agent other than the Agent an Officers’ Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.  Unless and until the Agent and any Conversion Agent other than the Agent receive an Officer’s Certificate setting forth an adjustment to the Conversion Price, the Agent and such Conversion Agent may assume without inquiry that the Conversion Price has not and is not required to be adjusted and that the last Conversion Price of which the Agent and such Conversion Agent have knowledge remains in effect.  Promptly after delivery of such Officers’ Certificate, the Borrower shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Term B Lender at the address of such Term B Lender as it appears in the Register within 20 days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 10.6                                 Notice Prior to Certain Actions.  In case at any time after the date hereof:

(a)                                   the Borrower shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(b)                                  the Borrower shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(c)                                   there shall occur any reclassification of the Common Stock of the Borrower (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Borrower is a party and for which approval of any shareholders of the Borrower is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Borrower; or

(d)                                  there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Borrower; the Borrower shall cause to be provided to the Agent and all Term B Lenders in accordance with Section 9.4, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(i)                                      the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(ii)                                   the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section 10.6.

Section 10.7                                 Borrower to Reserve Common Stock.  The Borrower shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Term B Loans, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all outstanding Term B Loans.

Section 10.8                                 Taxes on Conversions.  Except as provided in the next sentence, the Borrower will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Term B Loans pursuant hereto.  A Term B Lender delivering a Term B Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Term B Lender holding the Term B Loan or Term B Loans to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Borrower the amount of any such tax or duty, or has established to the satisfaction of the Borrower that such tax or duty has been paid.

Section 10.9                                 Covenant as to Common Stock.  The Borrower covenants that all shares of Common Stock which may be issued upon conversion of Term B Loans will upon issuance be fully paid and nonassessable and that the Borrower will pay all taxes, liens and charges with respect to the issuance thereof, except (a) as provided in Section 10.8 or (b) with respect to any liens or charges created by or imposed upon such Common Stock by the Term B Lender of the Term B Loans to be converted.

Section 10.10                           Cancellation of Converted Term B Notes.  All Term B Loans delivered for conversion shall be delivered to the Agent to be canceled by or at the direction of the Agent, which shall dispose of the same as provided in Section 2.12.

Section 10.11                           Effect of Reclassification, Consolidation, Merger or Sale.  If any of following events occur, namely:

(a)                                   any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)                                  any merger, consolidation, statutory share exchange or combination of the Borrower with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(c)                                   any sale or conveyance of the properties and assets of the Borrower as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; the Borrower or the successor or purchasing corporation, as the case may be, shall execute with the Agent an amendment of this Agreement (the “Merger Amendment”) providing that each Term B Lender shall have the right to convert its Term B Loans into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable on such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance by a holder of the Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance; provided that notwithstanding anything in Section 9.1 hereof to the contrary, the consent of the Required Lenders shall not be required for such amendment.  In the event the holders of Common Stock have the opportunity to elect the form of consideration to be received in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the Borrower will make adequate provisions whereby the Term B Lenders shall have, on a timely basis, the right to determine the form of consideration into which all Term B Loans, treated as a single class, shall be convertible.  The form of consideration into which all Term B Loans, treated as a single class, shall be convertible shall be determined by the Term B Lenders holding a majority of the Term B Loans (based on principal outstanding thereunder) who have made an election as to such form of consideration and shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro rata reductions or fractional share limitations applicable to any portion of the consideration paid.  To the extent a majority of the Term B Lenders did not make such election on or prior to the date that is 10 days after receipt of notice that such election is required, then for purposes of this Section 10.11 the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance shall be deemed to be the kind and amount so receivable per share by the holders of a plurality of the Common Stock.  Such Merger Amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article X.  If, in the case of any such reclassification, change,merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such Merger Amendment shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Term B Lenders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provision providing for the Repurchase Rights set forth in Article XII.

The Borrower shall cause notice of the execution of such Merger Amendment to be mailed to each Term B Lender, at the address of such Term B Lender as it appears on the Register, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such Merger Amendment.

The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 10.11 applies to any event or occurrence, Section 10.4 shall not apply.

Section 10.12                           Cash Conversion Option.

(a)                                   Subject to the Borrower’s right to irrevocably elect to make a cash payment of principal upon conversion pursuant to Section 10.12(f), in lieu of delivery of shares of Common Stock in satisfaction of its obligation upon conversion of the Term B Loans, the Borrower may elect to deliver cash or a combination of cash and shares of Common Stock.  Except to the extent that the Borrower has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 10.12(f), the Borrower shall inform the Lenders through the Agent of the method it elects to satisfy its obligation upon conversion:

(i)                                      if the Borrower has elected to prepay the Term B Loans pursuant to Section 2.6(a) or is making a mandatory prepayment pursuant to Section 2.6(b), in its notice of prepayment;

(ii)                                   if a Fundamental Change has occurred, in its Repurchase Event Notice;

(iii)                                in respect of Term B Loans to be converted during the period beginning 25 Trading Days preceding the Term B Maturity Date and ending one Trading Day preceding such Term B Maturity Date, 26 Trading Days preceding such Maturity Date; and

(iv)                               in all other cases, no later than two Trading Days following the conversion date.

(b)                                  If the Borrower elects to satisfy any portion of its conversion obligation in cash, the Borrower shall specify the amount to be satisfied in cash as a percentage of the conversion obligation or a fixed dollar amount.  The Borrower shall treat all Term B Lenders converting on the same Trading Day in the same manner.  The Borrower shall not, however, have any obligation to settle its conversion obligations arising on different Trading Days in the same manner.

(c)                                   If the Borrower elects to satisfy any portion of its conversion obligation in cash (other than cash in lieu of fractional shares), a Term B Lender may retract its conversion notices at any time during the two Trading Day period beginning on the Trading Day after the Borrower has notified the Agent of its method of settlement (such period, the

“Conversion Retraction Period”).  However, a Term B Lender shall not be permitted to retract its conversion notice if:

(i)                                      the Borrower has irrevocably elected to make a cash payment of principal upon conversion and has given notice thereof as provided above before such Term B Lender delivered its conversion notice;

(ii)                                   such Term B Lender is converting its Term B Loans in connection with a prepayment pursuant to Section 2.6(a)(ii) or 2.6(b);

(iii)                                such Term B Lender is converting its Term B Loans during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date; or

(iv)                               the Borrower has not elected to satisfy any portion of its conversion obligation in cash.

(d)                                  Settlement in shares of Common Stock shall occur as soon as practicable after the Borrower has notified the Term B Lenders that it has elected this method of settlement.  Settlement in cash or in a combination of cash and shares of Common Stock shall occur on the second Trading Day following the final Trading Day (the “Determination Date”) of the Cash Settlement Averaging Period.  The Determination Date shall be the 26th Trading Day following the Borrower’s receipt of a Term B Lender’s conversion notice (if such Term B Lender does not retract its conversion notice and has satisfied all other conversion requirements), unless conversion is:

(i)                                      in connection with a prepayment pursuant to Section 2.6(a)(ii) or (b), in which case the Determination Date shall be the date specified for prepayment in the notice of prepayment;

(ii)                                   in connection with a Fundamental Change, in which case the Determination Date shall be the Repurchase Date;

(iii)                                subject to the succeeding clause (D), after the Borrower has irrevocably elected to make a cash payment of principal upon conversion, in which case the Determination Date shall be the 22nd Trading Day following the Borrower’s receipt of such Lender’s conversion notice; or

(iv)                               during the period beginning 25 Trading Days preceding the Term B Maturity Date and ending one Trading Day preceding the Term B Maturity Date, in which case the Determination Date shall be the Term B Maturity Date.

(e)                                   The settlement amount shall be computed as follows:

(i)                                      If the Borrower elects to satisfy the entire conversion obligation in shares of Common Stock, the Borrower shall deliver to the Lender a number of shares of Common stock equal to the sum of (X): shares equal to (i) the aggregate principal amount of Term B Loans to be converted divided by (ii) the Conversion Price then in effect (substituting cash in lieu of fractional shares) and (Y) any Additional Shares required pursuant to Section 11.2 .

(ii)                                   If the Borrower elects to satisfy the entire conversion obligation in cash, the Borrower shall deliver to the Lenders cash in an amount (the “Cash-Only Settlement Amount”) equal to the product of:

(A)                             the sum of (X): shares equal to (i) the aggregate principal amount of Term B Loans to be converted divided by (ii) the Conversion Price then in effect and (Y) any Additional Shares required pursuant to Section 11.2; and

(B)                               the Applicable Stock Price.

(C)                               If the Borrower elects to satisfy the conversion obligation in a combination of cash and shares of Common Stock, the Borrower shall deliver to the Term B Lender:

(1)                                    (i) the fixed dollar amount per $1,000 principal amount of Term B Loans specified in the notice regarding the Borrower’s chosen method of settlement multiplied by the quotient of the aggregate principal amount of Term B Loans to be converted divided by 1,000 or (ii) the percentage of the conversion obligation specified in the notice regarding the Borrower’s chosen method of settlement multiplied by the amount of cash that would be paid pursuant to clause (B) above, as the case may be (the “Cash Amount”); and

(2)                                    a number of shares equal to (i) the Cash-Only Settlement Amount minus the Cash Amount divided by (ii) the Applicable Stock Price (substituting cash in lieu of fractional shares).

The “Applicable Stock Price” means, in respect of a Determination Date, the average Closing Sale Price (as defined below) of the Common Stock over the 20 Trading Day period (the “Cash Settlement Averaging Period”):

(iii)                                ending on the second Trading Day preceding the date specified for prepayment in the notice of prepayment, if the

Borrower has given a notice of prepayment with respect to Term B Loans pursuant to Section 2.6(a)(ii) or (b);

(iv)                               ending on the second Trading Day preceding the Repurchase Date, if a Fundamental Change has occurred;

(v)                                  subject to the succeeding clause (iv), beginning on the Trading Day following the Borrower’s receipt of the Term B Lender’s conversion notice, if the Borrower has irrevocably elected to make a cash payment of principal upon conversion;

(vi)                               ending on the second Trading Day preceding the Term B Maturity Date, with respect to conversion notices received during the period beginning 25 Trading Days preceding the Term B Maturity Date and ending one Trading Day preceding the Term B Maturity Date; and

(vii)                            beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period, in all other cases.

(f)                                     At any time on or prior to the 26th Trading Day preceding the Term B Maturity Date, the Borrower may irrevocably elect to satisfy in cash its conversion obligation with respect to the principal amount of the Term B Loans to be converted after the date of such election, with any remaining amount to be satisfied in shares of Common Stock.  Such election shall be in the Borrower’s sole discretion without the consent of the Term B Lenders.  If the Borrower makes such election, the Borrower shall notify the Agent and the Term B Lenders at their addresses shown in the Register.

If the Borrower irrevocably elects to pay the principal amount of the Term B Loans in cash upon conversion, the settlement amount shall be computed as follows:

(A)                               a cash amount equal to the lesser of (i) the aggregate principal amount of Term B Loans to be converted and (ii) the Cash-Only Settlement Amount; and

(B)                     if the Cash-Only Settlement Amount exceeds the aggregate principal amount of Term B Loans to be converted, a number of shares of Common Stock equal to (i) the Cash-Only Settlement Amount minus the aggregate principal amount of Term B Loans to be converted divided by (ii) the Applicable Stock Price.

Section 10.13                           Responsibility of Agent for Conversion Provisions.  The Agent, subject to the provisions of Section 8.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Term B Lender to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental Loan Agreement provided to be employed, in making the same.  Neither the Agent, subject to the provisions of Section 8.1, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Term B Loan ; and it or they do not make any representation with respect thereto.  Neither the Agent, subject to the provisions of Section 8.1, nor any Conversion Agent shall be responsible for any failure of the Borrower to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Term B Loans  for the purpose of conversion; and the Agent, subject to the provisions of Section 8.1, and any Conversion Agent shall not be responsible or liable for any failure of the Borrower to comply with any of the covenants of the Borrower contained in this Article.

Section 10.14                           Shares of Common Stock to be Issued.  Any shares of Common Stock issued by the Borrower to the Term B Lenders:

(a)                                   (i)                                     shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or redemption, as the case may be, or if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date; and

(ii)                                   shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or redemption or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date.

(b)                                  The shares of Common Stock to be listed upon repurchase of Term B Loans hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Repurchase Date.

(c)                                   All shares of Common Stock which may be issued upon conversion of Term B Loans will be issued out of the Borrower’s authorized but unissued Common Stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

(d)                                  If such payment in shares of Common Stock would cause any Term B Lender (including its Affiliates) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.99% of the shares of the Common Stock outstanding at such time, than any purported payment made by the Borrower by delivery of shares of Common Stock shall be void, and any amounts owed to such Term B Lender (in excess of the 9.99%) shall be payable by the Borrower in cash.

* * * * *

(k)                                  The Loan Agreement is hereby amended by adding the following as Article XI:

ARTICLE XI
MAKE-WHOLE PREMIUM

Section 11.1                                [Intentionally Omitted].

Section 11.2                                Make-Whole Premium.

(a)                                  If a Fundamental Change occurs, the Borrower shall pay the Make-Whole Premium, if any, to Term B Lenders who convert their Term B Loans pursuant to the Fundamental Change (by submitting a Fundamental Change Conversion Notice substantially similar in form to Exhibit I).  Accrued but unpaid interest and the Make-Whole Premium, if any, shall be paid on the Repurchase Date to Term B Lenders who exercise such conversion right.

(b)                                 The “Make-Whole Premium” shall be determined as follows:

(i)                                  [Intentionally Omitted];

(ii)                               If the Stock Price is less than $3.20 (subject to adjustment pursuant to Section 11.2) (the “Stock Price Threshold”), no Make-Whole Premium shall be paid;

(iii)                            If the Stock Price exceeds $16.00 (subject to adjustment pursuant to Section 11.2) (the “Stock Price Cap”), no Make-Whole Premium shall be paid; and

(iv)                           In all other cases, the shares delivered with respect to each Term B Note surrendered for conversion in connection with a Fundamental Change shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described in Section 11.2(c)(iii) below.

(c)                                  For purposes of Section 11.2(c), the following terms shall have the meaning indicated:

“Effective Date” means the date that a Fundamental Change becomes effective.

“Stock Price” means the price paid per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows:

(i)                                  If holders of the Common Stock receive only cash in the transaction constituting the Fundamental Change, the Stock Price shall equal the cash amount paid per share of Common Stock; and

(ii)                               In all other cases, the Stock Price shall be the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date.

“Additional Shares” means the additional shares to be paid in connection with the Make-Whole Premium (the “Make-Whole Premium”), as set forth on the table below (the “Make-Whole Table”) for the Stock Price and the Effective Date.  The Number of Additional Shares set forth in the Make-Whole Table shall be adjusted as of any date on which the Conversion Price is adjusted pursuant to Section 10.4, such that the Additional Shares shall be the Additional Shares immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment and the denominator of which shall be the Conversion Price as so adjusted.  The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Price is adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Price as so adjusted and the denominator of which shall be the Conversion Price immediately prior to the adjustment.

The following table illustrates what the Additional Shares would be for various Stock Prices.

Additional Shares Upon Fundamental Change
(shares per $1,000 principal amount of Term B Loans)

STOCK PRICE

Effective Date	$3.20	$3.60	$4.00	$4.40	$4.80	$5.20	$5.60	$6.00	$6.40	$6.80	$7.20	$7.60	$8.00	$10.00	$12.00	$14.00	$16.00
Nov. 15, 2010	100	89	80	73	67	62	57	53	25	24	22	21	20	16	13	11	10
Nov. 15, 2011	75	67	60	55	50	50	46	43	40	13	12	11	10	8	7	6	5
Nov. 15, 2012	50	44	40	36	33	31	29	27	0	0	0	0	0	0	0	0	0
Nov. 15, 2013	25	22	20	18	17	15	14	13	0	0	0	0	0	0	0	0	0
Nov. 15, 2014	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

The exact Stock Price and Effective Date may not be set forth on the table.  In such event if the Stock Price is between two Stock Prices on the table or the Effective Date is between two dates on the table, the Additional Shares will be determined by straight-line interpolation between Additional Shares amounts set forth for the higher and lower Stock Prices and the two dates, as applicable, based on a 365-day year.

A calculation agent (not the Agent) appointed from time to time by the Borrower (the “Calculation Agent”) shall, on behalf of and on request by the Borrower or the Agent, calculate (A) the Stock Price and (B) the Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Borrower or the Agent, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Borrower and the Agent within three Business Days of the request by the Borrower or the Agent.  In addition, the Calculation Agent shall, on behalf of and upon request by the Borrower or the Agent no less than three Business Days prior to a Repurchase Date, make the determinations described above and deliver its calculations to the Borrower or the Agent by 9 p.m. (New York City time) on the Trading Day preceding the Repurchase Date.  The Borrower, or at the Borrower’s request, the Agent in the name and at the expense of the Borrower, (X) shall notify the Term B Lenders, in the manner provided in Section 9.4, of the Stock Price and Make-Whole Premium per $1,000 original principal amount of Term B Loans with respect to a Fundamental Change as part of the Repurchase Event Purchase Notice delivered in connection with the Fundamental Change and (Y) shall notify the Term B Lenders, in the manner provided in Section 9.4, promptly by 9 a.m. (New York City time) on the Repurchase Date of the number or amount of such securities, assets or property into which the shares of Common Stock have been converted or exchanged as of the Effective Date in connection with any Fundamental Change.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Term B Lender receives such notice.

Section 11.3           Adjustments Relating to the Make-Whole Premium.  Whenever the Conversion Price shall be adjusted from time to time by the Borrower pursuant to Section 10.4, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make-Whole Table shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustments.

* * * * *

(l)             The Loan Agreement is hereby amended by adding a new Article XI thereto to read in its entirety as follows:

ARTICLE XII

REPURCHASE AT THE OPTION OF A LENDER UPON A
FUNDAMENTAL CHANGE

Section 12.1           Repurchase Right.

(a)           In the event that a Fundamental Change (a “Repurchase Event”) shall occur, each Term B Lender shall have the right (the “Repurchase Right”), at such Term B Lender’s option, to require the Borrower to repurchase, and upon the exercise of such right the Borrower shall repurchase, all of such Term B Lender’s Term B Loans for which a notice of prepayment has not previously been given, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Term B Lender pursuant to Section 12.3, on a date (the “Repurchase Date”) that is not less than 25 nor more than 35 Business Days after the date of the Repurchase Event Notice for an amount equal to 100% of the principal amount of the Term B Loans to be repurchased (the  “Repurchase Price”) plus accrued and unpaid interest, to, but excluding, the date on which such Term B Loans are repurchased pursuant to this Section.

Section 12.2           [Intentionally Omitted].

Section 12.3           Repurchase Event Notice.

No later than 10 Business Days after the occurrence of a Fundamental Change, the Borrower shall mail a written notice of the Repurchase Event (the “Repurchase Event Notice”) by first-class mail to the Agent and to each Term B Lender pursuant to Section 9.4.  The Repurchase Event Notice shall include a form of notice (the “Repurchase Event Purchase Notice”) to be completed by the Term B Lender and delivered to the Agent pursuant to Section 12.4, and shall state the following:

(A)      that it is a Repurchase Event Notice pursuant to this Section;

(B)       the event causing the Repurchase Event and the date of such Repurchase Event;

(C)       the procedures with which such Term B Lender must comply to exercise its right to have its Term B Loans purchased pursuant to Section 12.1, including the date by which the completed Repurchase Event Purchase Notice pursuant to Section 12.4 and the Term B Loans such Term B Lender elects to have purchased pursuant to Section 12.1 must be delivered to the Agent in order to have such Term B Loans purchased by the Borrower pursuant to Section 12.1, the name and address of the Agent and that the Term B Loans as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article X, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of the Agreement;

(D)       the Repurchase Date and the Repurchase Price;

(E)       [Intentionally Omitted];

(F)       the Conversion Price, the date on which the right to convert the principal of the Term B Loans to be prepaid will terminate, the date on which the Cash Settlement Averaging Period will begin (if the Borrower has elected to deliver cash in lieu of all or a part of the shares of Common Stock to be issued on conversion); and

(G)       that, unless the Borrower defaults in making payment of such Repurchase Price, and interest, on the Term B Loans surrendered for purchase by the Borrower will cease to accrue on and after the Repurchase Date, if applicable.

No failure by the Borrower to give the foregoing Repurchase Event Notice shall limit any Term B Lender’s right to exercise its rights pursuant to Section 12.1 or affect the validity of the proceedings for the purchase of its Term B Loans hereunder.

Section 12.4           Delivery of Repurchase Event Purchase Notice; Form of Repurchase Event Purchase Notice; Withdrawal of Repurchase Event Purchase Notice.

(a)           The Borrower shall deliver, or cause the Agent to deliver, to all Term B Lenders a form of Repurchase Event Purchase Notice, which with respect to the Term B Lender’s Repurchase Rights set forth in Section 12.1, shall be delivered to such Term B Lenders at least 20 Business Days prior to the Repurchase Event Purchase Date and, as set forth in Section 12.3, shall be included in the Repurchase Event Notice; provided, that the delivery of such form of Repurchase Event Purchase Notice to the Term B Lenders shall be made in the Borrower’s name and at the Borrower’s expense and the text of such form of Repurchase Event

Purchase Notice shall be prepared by the Borrower pursuant to clause (b) of this Section.

(b)           The form of Repurchase Event Purchase Notice shall provide instructions regarding procedures with which Term B Lenders must comply to exercise their rights pursuant to Section 12.1 and the completion of the Repurchase Event Purchase Notice and also shall state:

(A)          that it is the Repurchase Event Purchase Notice pursuant to Sections 12.3 and 12.4 of this Agreement and must be completed by each Term B Lender and delivered to the Agent, together with the delivery of the Term B Lender’s Term B Notes for which the Term B Lender will exercise its Repurchase Rights pursuant to Section 12.1, for such Term B Lender to receive the Repurchase Price;

(B)           the name and address of the Agent to, and the date by, which the completed Repurchase Event Purchase Notice and Term B Notes must be delivered in order for the Term B Lender to receive the applicable purchase price;

(C)           the portion of the principal amount of the Term B Loan which the Term B Lender will deliver to be repurchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof;

(D)          any other procedures then applicable that the Term B Lender must follow to exercise rights under Article XII and a brief description of those rights;

(E)           the Repurchase Date and the Repurchase Price;

(F)           the Conversion Price, the date on which the Cash Settlement Averaging Period will begin (if the Borrower has elected to deliver cash in lieu of all or part of the shares of Common Stock to be issued on conversion) and the places where such Term B Notes may be surrendered for conversion;

(G)           the procedures with which such Term B Lender must comply to exercise its right to have its Term B Loans repurchased pursuant to Section 12.1, including the date by which the completed Repurchase Event Purchase Notice pursuant to Section 12.4 and the Term B Loans the Term B Lender elects to have repurchased pursuant to Section 12.1 must be delivered to Agent in order to have such Term B Loans repurchased by the Borrower pursuant to Section 12.1, the name and address of the Agent and that the Term B Loans as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article X, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of this Agreement, the Term B Lender’s conversion rights pursuant to Article X, the Conversion Price then in effect and any adjustments thereto;

(H)          the Term B Lender’s right to withdraw a completed and delivered Repurchase Event Purchase Notice, the procedures for withdrawing a Repurchase Event Purchase Notice, pursuant to clause (c) below and that Term B Loans as to which a completed and delivered Repurchase Event Purchase Notice may be converted, if they are convertible only in accordance with Article X, if the applicable completed and delivered Repurchase Event Purchase Notice has been withdrawn; and

(I)            that, unless the Borrower defaults in making payment on Term B Loans for which a Repurchase Event Purchase Notice has been submitted, interest on such Term B Loans will cease to accrue on the Repurchase Event Purchase Date.

(c)           Notwithstanding anything herein to the contrary, any Term B Lender which has delivered a completed Repurchase Event Purchase Notice to the Agent shall have the right to withdraw such Repurchase Event Purchase Notice by delivery of a written notice of withdrawal delivered to the office of the Agent in accordance with the Repurchase Event Purchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date specifying:

(A)          the certificate number, if any, of the Term B Note in respect of which such notice of withdrawal is being submitted;

(B)           the principal amount of the Term B Loan with respect to which such notice of withdrawal is being submitted; and

(C)           the principal amount, if any, of such Term B Loan which remains subject to the original Repurchase Event Purchase Notice and which has been or will be delivered for purchase by the Borrower.

The Agent shall promptly notify the Borrower of the receipt by it of any Repurchase Event Purchase Notice or written notice of withdrawal thereof.

Section 12.5           Exercise of Repurchase Rights.

To exercise a Repurchase Right pursuant to Section 12.1, a Term B Loan must deliver to the Agent at its offices on or prior to the Repurchase Date the following:

(a)           a completed Repurchase Event Purchase Notice, the form of which is provided in Exhibit G hereto; and

(b)           the Term B Notes with respect to which the Repurchase Right is being exercised, with, if the Borrower or the Agent so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Borrower and the Agent duly executed by, the respective Term B Lender or such Term B Lender’s attorney duly authorized in writing.

Section 12.6           Deposit and Payment of the Repurchase Price.

(a)           In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Borrower shall pay or cause to be paid to the Agent the Repurchase Price in cash for payment to the applicable Term B Lenders on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable in cash with respect to the Term B Loans as to which the Repurchase Right has been exercised.

(b)           If any Term B Loan (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Term B Loan (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the applicable interest rate, and each Term B Loan shall remain convertible into Common Stock until the principal of such Term B Loan (or portion thereof, as the case may be) shall have been paid or duly provided for.

(c)           Any Term B Note which is to be repurchased only in part shall be surrendered to the Agent (with, if the Borrower or the Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Borrower and the Agent duly executed by the Term B Lender holding such Term B Notes or his attorney duly authorized in writing), and the Borrower shall execute, and the Agent shall authenticate and make available for delivery to the Term B Lender holding such Term B Notes without service charge, a new Term B Note, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Term B Loan so surrendered.

(d)           [Intentionally Omitted].

(e)           [Intentionally Omitted].

(f)            [Intentionally Omitted].

(g)           All Term B Notes delivered for repurchase shall be delivered to the Agent to be canceled at the direction of the Agent, which shall dispose of the same as provided in Section 2.12.

(m)          The Exhibits to the Loan Agreement shall be amended in the following manner:

Exhibit A shall be “[reserved]”; and new Exhibits E, F, G, H, I in substantially the form of Exhibits A, B, C, D, and E respectively, shall be added to the Loan Agreement.

2.             Conditions Precedent to Effectiveness of Amendment.  This Amendment shall become effective as of the date hereof when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Amendment) or waived, as determined by the Agent in its sole discretion (such date, the “Second Amendment Effective Date”).

(a)           The Agent shall have received a counterpart of this Amendment duly executed by the Borrower and each other Loan Party.

(b)           The representations and warranties set forth herein shall be true and correct as of the date hereof and such representations and warranties shall continue to be true after giving effect to this Amendment and the other transactions contemplated hereby.

(c)           The Borrower shall have received a written invoice for, and shall have reimbursed, all reasonable fees, costs, and expenses of the Agent and the Lenders (including filing and recording costs and fees and expenses of Gibson Dunn & Crutcher LLP, counsel to the Agent) incurred or estimated to be incurred on or before the Second Amendment Effective Date in connection with this Amendment and the transactions contemplated hereby.

(d)           The Borrower shall have paid to the Agent all accrued and unpaid interest on the Existing Term Loans.

(e)           No Default of Event of Default shall have occurred or be continuing on the date hereof

(f)            The Agent shall have received all Existing Term Notes outstanding under the Existing Loan Agreement for cancellation.

(g)           Each Lender shall receive Term A Notes and Term B Notes, as applicable, and the aggregate principal amount thereof shall equal the principal amount of the Existing Term Notes submitted to the Agent pursuant to Section 2.3, plus all accrued PIK .Interest thereon to the Second Amendment Effective Date.

(h)           The Agent shall have received legal opinions from Borrower’s counsel in form and substance acceptable to the Agent and the Lenders, including, without limitation, confirmation that (a) Term A Loans and Term B Loans, the Term A Notes and Term B Notes constitute “First Lien Lender Claims” under and are entitled to the benefits of the Intercreditor Agreement dated as of the October 30, 2009, between the Agent and the Trustee (as defined therein) (the “Intercreditor Agreement”), (b) the Loan Documents (as such term is modified by this Amendment) constitute First Lien Loan Documents under and are entitled to the benefits of the Intercreditor Agreement and (c) such other opinions as the Agent or the Lenders may require including as to no conflicts with material contracts, charter documents or law and enforceability.

(i)            The Agent shall have received:

(i)            a certificate of the secretary or assistant secretary of the Borrower and the Guarantors (the “Loan Parties”) dated the Second Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of the organizational documents of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of such entity’s organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such entity authorizing the execution, delivery and performance of the Amendment and such other documents as may be executed concurrently herewith to which such person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such entity (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and

(ii)           a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

(j)            The Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by the chief executive officer and the chief financial officer of Borrower, certifying that the conditions precedent set forth herein have been satisfied as of the Second Amendment Effective Date.

(k)           The Agent shall have received such other documents as the Lenders or the Agent, may reasonably request.

3.             Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Lenders that:

(a)           To the Borrower’s Knowledge, no Default or Event of Default exists under the Loan Agreement as of the date hereof.

(b)           The execution and delivery of this Amendment by each Loan Party will result in valid and legally binding obligations of such entity enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)           The execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not:  (i) contravene the terms of any of such Person’s organizational documents; (ii) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien, or require any payment by the Borrower to be made under (A) any contractual obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its subsidiaries or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Borrower or any material portion of its property is subject; or (iii) violate any applicable law in any material respect.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required on the part of the Borrower or the other Loan Parties in connection with the execution, delivery or performance by, or enforcement against the Borrower or the other Loan Parties of, this Amendment, other than the filing of any uniform commercial code financing statements or amendments thereto and any filings required under federal securities laws.

(d)           Each of the representations and warranties made by any Loan Party set forth in Article IV of the Loan Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Occurrence” are true and correct in all respects) on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(e)           The Term A Loans and Term B Loans, the Term A Notes and Term B Notes constitute “First Lien Lender Claims” under and are entitled to the benefits of the Intercreditor Agreement.

(f)            The Loan Documents (as such term is modified by this Amendment) constitute First Lien Loan Documents under and are entitled to the benefits of the Intercreditor Agreement.

4.             Releases.  In partial consideration of the Lenders’ willingness to enter into this Amendment, the Borrower and the other Loan Parties hereby release the Lenders and the Agent and their respective officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected, to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Agreement or any other Loan Document or any document entered into in connection therewith on or prior to the date hereof.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or email shall be effective as delivery of a manually executed counterpart of this Amendment.

6.             APPLICABLE LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.             Entirety.  This Amendment and the Loan Documents, and any documents entered into in connection herewith, embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment, together with the Loan Documents and any documents entered into in connection herewith, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  In the event there is a conflict between this Amendment and the Loan Documents or any documents entered into in connection herewith, this Amendment shall control.

8.             Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.             Successors and Assigns; Transfers.  This Amendment shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

10.           Notices.  Any notice or other communication to any party in connection with this Amendment shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

11.           Costs and Expenses.  Whether or not the Second Amendment Effective Date occurs, the Borrower agree to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the related Term Sheet and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Gibson Dunn & Crutcher LLP, counsel to the Agent).

12.           Reference to and Effect on the Existing Loan Agreement.  On and after the Second Amendment Effective Date, each reference in the Existing Loan Agreement to the “Agreement,” “hereunder,” “hereof’ or words of like import referring to the Existing Loan Agreement, and each reference in each of the Loan Documents to “the Loan Agreement,” “thereunder,” “thereof’ or words of like import referring to the Loan Agreement, shall mean and be a reference to the Existing Loan Agreement, as amended by this Amendment.  The Existing Loan Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.  This Amendment is a Loan Document.

13.           Reaffirmation.  Each Loan Party hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each Loan Document to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment, such guarantees, pledges, grants of security interests and mortgages and other obligations, and the terms of each Loan Document to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Amendment.  The undersigned include all Guarantors.

14.           Waivers and Amendments.  This Amendment can be waived, modified, amended, or terminated only explicitly in a writing signed by the Borrower and the Agent.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

15.           Third Party Beneficiaries.  This Amendment is intended for the benefit of the parties hereto and their respective successors and assigns, and is not intended to be enforceable by any third parties other than any acquiring parties under a Definitive Purchase Agreement.

16.           Captions.  Captions in this Amendment are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Christopher R. Gardner
Name: Christopher R. Gardner
Title: Chief Executive Officer

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION

By:	/s/ Christopher R. Gardner
Name: Christopher R. Gardner
Title: President

VITESSE SEMICONDUCTOR SALES CORPORATION

By:	/s/ Christopher R. Gardner
Name: Christopher R. Gardner
Title: President

WHITEBOX VSC LTD., as Lender and Agent under the Loan Agreement

By:	/s/ Jonathan Wood
Name: Jonathan Wood
Title: Director

[Signature Page to Second Amendment to Loan Agreement]